Exhibit 99.1

Surna Announces New Organic Growth Strategy

Strategy Encompasses New Markets, New Products and Services, and New Trade Name

Boulder, Colorado, May 4, 2021 –– Surna Inc. (OTCQB: SRNA), a leader in controlled environment agriculture (CEA) systems engineering and technologies, is excited to announce the Company’s updated organic growth strategy. This revised strategy expands the Company’s products and services within the indoor cannabis cultivation market and also brings these offerings to the rapidly growing indoor food production environments.

Tony McDonald, the Company’s Chairman and CEO commented, “Today we are announcing substantial changes to our organic growth strategy which can be summarized as New Markets, New Products and Services, and New Trade Name. New Markets is who we seek to serve, including the broader CEA market. New Products and Services is what we will bring to our customers, which will now include most of the technical infrastructure and services required in an indoor cultivation facility. And our new trade name brands us more accurately and makes us easier to find. We are confident these initiatives will allow us to better serve our customers, accelerate the growth we have experienced in the recent past, and position us to continue our organic growth. We look forward to serving more customers in the future, as well as to achieving profitable growth of the company.”

The major components of the updated strategy include:

New Markets. The Company will continue to serve its cannabis cultivation customers while also bringing its products and services to the broader CEA market, including the rapidly growing vertical farming market. The Company’s existing expertise and equipment offerings can be readily applied in these facilities, and Surna has previously served several such facilities. In the first quarter of 2021 the Company entered into a contract with a non-cannabis CEA facility, and the Company’s reputation and brand recognition is such that developers of these facilities reach out to Surna directly.

New Products and Services. Surna has historically provided best-in-class environmental control engineering and equipment to its customers. Since 2018 the Company has expanded the range of HVACD products it offers to meet a wider range of customer requirements, and this has been a successful initiative with 100% of our new projects including products developed since that time. Surna will now expand its service and product offerings to encompass many of the key AgTech components required in a cultivation facility, to include the continued expansion of our software-based control technology, SentryIQ®. We will also continue to add recurring revenue through our preventive maintenance services. Some of these new products and services are provided now, and others will be added in the near future. The Company believes that by expanding its offerings it will improve customer success by providing the most complete engineering of the key infrastructure technologies required for a successful operation. Surna’s position will be as an engineer helping the customer to evaluate technical alternatives and providing products from a curated set of technologies. We believe this positioning will contribute to the Company’s customer acquisition success by bringing us into the customer relationship at the earliest possible moment.

New Trade Name. This updated growth strategy is comprehensive enough that the Company has adopted the trade name Surna Cultivation Technologies to reflect its products and services more accurately and to make it easier for new customers to find. The Company’s trading symbol “SRNA” and incorporation name will not change.

“With the comprehensive improvements in the front to back range of products and services Surna will be providing, it is time to update Surna’s brand. It is our intention to ensure our customers can find us more readily when seeking guidance at the very beginning of their project and retain our services after start-up” stated Jamie English, Vice President of Marketing Communications.

About Surna Inc.

Surna Inc. (www.surna.com) designs, engineers and sells cultivation technologies for controlled environment agriculture including: (i) liquid-based process cooling systems and other climate control systems, (ii) air handling equipment and systems, (iii) a full-service engineering package for designing and engineering commercial scale thermodynamic systems, and (iv) automation and control devices, systems and technologies used for environmental, lighting and climate control. Our customers include commercial growers in the U.S. and Canada as well as other international locations, including those growers building new facilities and those expanding or retrofitting existing facilities. Currently, our revenue stream is derived primarily from supplying our products, services, and technologies to commercial indoor and hybrid sealed greenhouse facilities ranging from several thousand to more than 100,000 square feet.

Headquartered in Boulder, Colorado, we leverage our experience in this space to bring value-added climate control solutions to our customers that help improve their overall crop quality and yield, optimize energy and water efficiency, and satisfy the evolving state and local codes, permitting and regulatory requirements.

Forward Looking Statements

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect our current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in “Risk Factors” set forth in our annual and quarterly reports filed with the Securities and Exchange Commission (“SEC”), and subsequent filings with the SEC. Please refer to our SEC filings for a more detailed discussion of the risks and uncertainties associated with our business, including but not limited to the risks and uncertainties associated with our business prospects and the prospects of our existing and prospective customers; the inherent uncertainty of product development; regulatory, legislative and judicial developments, especially those related to changes in, and the enforcement of, cannabis laws; increasing competitive pressures in our industry; and relationships with our customers and suppliers. Except as required by the federal securities laws, we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. The reference to Surna’s website has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.

Surna Marketing

Jamie English

Vice President, Marketing Communications

jamie.english@surna.com

(303) 993-5271